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                                                              Exhibit 99.B(d)(9)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                      SEI INSTITUTIONAL INTERNATIONAL TRUST

     AGREEMENT made this 17th day of March, 2003 between SEI Investments Management Corporation (the "Adviser") and Ashmore Investment Management Limited (the "Sub-Adviser").

     WHEREAS, SEI Institutional International Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (the "Fund"), as such Schedule may be amended by mutual agreement of the parties hereto;

     WHEREAS, the Sub-Adviser, a company incorporated under the laws of England and Wales, is authorized and regulated by the Financial Services Authority of the United Kingdom (the "FSA") and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser is a Market Counterparty within the meaning of the rules of the FSA (the "Rules"); and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall subject to Paragraph 1(b), determine in its discretion from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash. Consistent with any policies established by the Trust and/or the Adviser, the Sub-Adviser shall be authorized to enter into agreements and execute any documents required to manage the Assets.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940

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     Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. Consistent with its obligations under the Investment Advisers Act of 1940, as amended, the Sub-Adviser shall seek best execution for Fund transactions. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

     The Sub-Adviser and any affiliate and any officer or employee thereof may, in accordance with Section 206 of the Advisers Act, buy, hold and deal in any securities or interests in any other fund or account to which the Sub-Adviser or any affiliate provides investment management or advisory services upon its individual account notwithstanding that similar securities or interests may be held by the Fund. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner it considers to be equitable and

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     consistent with its fiduciary obligations to the Fund and to such clients.
     In accordance with applicable laws, the Sub-Adviser may also, on behalf of the Fund, purchase or sell Assets from or to another account or customer for which it or an affiliate acts as investment manager or adviser.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request, provided that in the case of records that cannot be segregated from information that is not a record of the Fund, the Sub-Adviser may provide such information in extracted hard copy format upon such request; and provided further that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to other accounts and customers, as long as such services do not impair the services rendered to the Adviser or the Trust. The Sub-Adviser shall be permitted to give advice to, and to make investments on behalf of, the Fund which may differ from advice with respect to or from investments made on behalf of such other accounts and customers even though the investment objectives of the Fund may be the same or similar, provided, however, that the Sub-Adviser, in accordance with
     Section 206 of the Advisers Act, acts in good faith and follows a policy of allocating over a period of time opportunities to the Fund on a fair and equitable basis relative to such other accounts and customers, taking into consideration issues such as availability as well as the policies and restrictions to

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     which such other accounts and customers and the Sub-Adviser in respect of the Fund are subject.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held as Assets in the Fund. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

(i) Upon notice to and the written approval of the Adviser, the Sub-Adviser shall, subject to the conditions of the Adviser's written approval, be entitled to appoint advisers, including legal counsel, in connection with matters pertaining to an Asset if it reasonably determines such action to be in the best interests of the Fund; provided that such notice and approval shall not be required when such advisers are appointed at the expense of the issuer of the relevant Asset. Subject to the conditions of the Adviser's written approval, any costs and fees associated with such an appointment shall be borne by the Fund.

(j) The Sub-Adviser has in operation a written procedure in accordance with the Rules for the effective consideration and proper handling of complaints from customers. Any formal complaints should be referred to the Compliance Officer of the Sub-Adviser.

(k) The Sub-Adviser's internal compliance policy is to not accept goods or services under any Soft Commission Agreement (as defined in the Rules) or any other soft commission arrangements.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's control affiliates, partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS. The Adviser represents and warrants to the Sub-Adviser and the Sub-Adviser represents and warrants to the Adviser that:-

(a) it is validly existing, duly empowered and authorised to execute, deliver and perform its undertakings pursuant to this Agreement;

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(b)  this Agreement is binding upon it and enforceable in accordance with its terms except insofar as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or general principles of equity;

(c) it has all governmental and regulatory licences, registrations and approvals required by law as may be necessary to perform its obligations under this Agreement and it has complied with and will continue to comply with all laws, rules and regulations or court and governmental orders by which it is bound or to which it is subject in connection with the execution and performance of this Agreement;

(d) it has completed, obtained and performed all registrations, filings and approvals required to carry out the activities contemplated in this Agreement; and

(e) the statements contained in the preamble are true accurate and complete statements pertaining to the matters described therein;

     and the Adviser and the Sub-Adviser each undertakes to notify the other party forthwith of any matter or event which would render those representations and warranties in (a) to (e) above untrue, inaccurate or misleading.

4. ADVISER REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS. The Adviser represents and warrants to the Sub-Adviser that:

(a) the investment objectives and policies, subject to the investment restrictions, and as stated in the Prospectus or as otherwise stipulated by the Adviser from time to time and agreed in writing with the Sub-Adviser are consistent with the Trust's Declaration of Trust and its By-Laws (as defined below);

(b) it shall provide the Sub-Adviser with any information throughout the term of this Agreement that it determines to be relevant to or reasonably requested by the Sub-Adviser to assist it in complying with the Trust's Declaration of Trust and the By-Laws in its capacity as Sub-Adviser; and

(c) the Sub-Adviser is not responsible for the Fund's compliance with Regulation S-P, as such regulations may be amended from time to time and successor regulations thereto.

5. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and

(c)  Prospectus of the Fund.

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6.   COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the
     Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee. On termination of this Agreement, the Sub-Adviser shall be entitled to receive its sub-advisory fee due to it up to the date of such termination.

7. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Paragraph 7 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement. Save as aforesaid, neither the Sub-Adviser, nor any of its directors, officers or employees, shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

     The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement; provided, however, that the Adviser's obligation under this Paragraph 7 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

8. DURATION AND TERMINATION. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

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     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 8, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

9. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

10. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

      To the Adviser at:              SEI Investments Management Corporation
                                      One Freedom Valley Road
                                      Oaks, PA 19456
                                      Attention: Legal Department

      To the Sub-Adviser at:          Ashmore Investment Management Limited
                                      20 Bedfordbury, London WC2N 4BL
                                      Attention: Mike Moody as to
                                      administrative matters, Mark Grimwood,
                                      as to Legal and Compliance matters.

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12.  NON-HIRE/NON-SOLICITATION. The Adviser and the Sub-Adviser hereby each agree that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, neither the Sub-Adviser nor the Adviser shall not for any reason, directly or indirectly, on their own behalf or on behalf of others, hire any person employed by the other party, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will. The Adviser and Sub-Adviser further agree that, to the extent they breach the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 13, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 8 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

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14.  MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI INVESTMENTS MANAGEMENT CORPORATION     ASHMORE INVESTMENT MANAGEMENT LIMITED

By:                                        By:

/s/ Todd Cipperman                         /s/ Tim Davis
--------------------------------------     -------------------------------------


Name:                                      Name:

Todd Cipperman                             Tim Davis
--------------------------------------     -------------------------------------

Title:                                     Title:

Vice President                             Authorised Signatory
--------------------------------------     -------------------------------------

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                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                      ASHMORE INVESTMENT MANAGEMENT LIMITED

                              AS OF MARCH 17, 2003


                      SEI INSTITUTIONAL INTERNATIONAL TRUST

                           EMERGING MARKETS DEBT FUND

                                       10
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                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                      ASHMORE INVESTMENT MANAGEMENT LIMITED

                              AS OF MARCH 17, 2003

Pursuant to Paragraph 6, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

     SEI INSTITUTIONAL INTERNATIONAL TRUST

     EMERGING MARKETS DEBT FUND

Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION     ASHMORE INVESTMENT MANAGEMENT LIMITED

By:                                        By:

/s/ Todd Cipperman                         /s/ Tim Davis
--------------------------------------     -------------------------------------


Name:                                      Name:

Todd Cipperman                             Tim Davis
--------------------------------------     -------------------------------------

Title:                                     Title:

Vice President                             Authorised Signatory
--------------------------------------     -------------------------------------

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